UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

LAPORTE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(219) 362-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On October 29, 2014, LaPorte Bancorp, Inc. (the “Company”), the holding company for The LaPorte Savings Bank, issued a press release disclosing its results of operations and financial condition at and for the three and nine months ended September 30, 2014.

A copy of the press release dated October 29, 2014 is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

Item 8.01.                      Other Events

On October 29, 2014, the Company announced that its Board of Directors declared a dividend of $0.04 per common share. The dividend will be paid on or about December 5, 2014 to stockholders of record as of the close of business on November 19, 2014.

A copy of the press release dated October 29, 2014 is filed as Exhibit 99.2 to this report.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

99.1                      Press Release dated October 29, 2014
99.2                      Press Release dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE:	October 29, 2014	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer